                                                                        EX. 23.1

                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our reports dated February 4, 2000 and February 17, 2000 for Cavion
Technologies, Inc. and May 18, 1999 for LanXtra, Inc. included in this Registration Statement.

                                          Arthur Andersen LLP

Denver, Colorado
  April 14, 2000